
<ARTICLE>      5
<MULTIPLIER>   1,000

<PERIOD-TYPE>                               YEAR
<FISCAL-YEAR-END>                           DEC-31-1996
<PERIOD-END>                                DEC-31-1996
<CASH>                                  1,014
<SECURITIES>                                0
<RECEIVABLES>                           1,373
<ALLOWANCES>                                0
<INVENTORY>                                 0
<CURRENT-ASSETS><F1>                        0
<PP&E>                                167,556
<DEPRECIATION>                         42,702
<TOTAL-ASSETS>                        173,278
<CURRENT-LIABILITIES><F1>                   0
<BONDS>                               117,405
<COMMON>                                   72
<PREFERRED-MANDATORY>                       0
<PREFERRED>                                 0
<OTHER-SE>                             30,739
<TOTAL-LIABILITY-AND-EQUITY>          173,278
<SALES>                                     0
<TOTAL-REVENUES>                       32,406
<CGS>                                       0
<TOTAL-COSTS>                          28,684
<OTHER-EXPENSES>                          514
<LOSS-PROVISION>                            0
<INTEREST-EXPENSE>                     12,354
<INCOME-PRETAX>                         3,509
<INCOME-TAX>                                0
<INCOME-CONTINUING>                     3,509
<DISCONTINUED>                              0
<EXTRAORDINARY>                             0
<CHANGES>                                   0
<NET-INCOME>                            3,509
<EPS-PRIMARY>                             .56
<EPS-DILUTED>                             .56

<F1> Mid-Atlantic Realty Trust (MART) is in the specialized real estate
<F1> industry for which the current/noncurrent distinction is deemed in
<F1> practice to have little or no relevance.  Therefore, MART prepares
<F1> unclassified balance sheets which do not report current assets or
<F1> current liabilities.

